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                                                                    EXHIBIT 2(c)


                          SHORT-TERM INVESTMENTS TRUST
                    SECOND AMENDMENT, DATED MARCH 14, 1995,
                                   TO BY-LAWS


         Article IV, Section 1 of the By-Laws of Short-Term Investments Trust is hereby amended by deleting the sixth sentence of such Section, by redesignating the fourth and fifth sentences of such Section as the sixth and seventh sentences, and by deleting the third sentence of such Section and by adding thereto three new sentences as the third, fourth and fifth sentence of such Section, which sentences shall read in full as follows:

                 "At all meetings of the stockholders, every stockholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by written proxy signed by the stockholder or by his duly authorized attorney in fact. A stockholder may duly authorize such attorney in fact through written, electronic, telephonic, computerized, facsimile, telecommunication, telex or oral communication or by any other form of communication. Unless a proxy provides otherwise, such proxy is not valid more than eleven months after its date."